SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 31, 2003

                           EXCALIBUR INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                      0-30291                   65-0735872
(State or other jurisdiction   (Commission File Number)        (IRS Employer
    of incorporation)                                        Identification No.)

                3303 FM 1960 WEST, SUITE 390 HOUSTON, TEXAS 77068
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (281) 877-9700

             16825 NORTHCHASE DRIVE, SUITE 630, HOUSTON, TEXAS 77060
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 1. Changes in Control of Registrant.

      Not applicable.

Item 2. Acquisition or Disposition of Assets.

      Not applicable.

Item 3. Bankruptcy or Receivership.

      Not applicable.

Item 4. Changes in Registrant's Certifying Accountant.

      Not applicable.

Item 5. Other Events.

      On September 30, 2003, Excalibur Industries, Inc. (the "Company") discontinued the operations of its wholly-owned subsidiaries, Excalibur Services, Inc. and Excalibur Steel, Inc., and it also discontinued the manufacturing operations of its wholly-owned subsidiary Excalibur Aerospace, Inc., (collectively with Excalibur Services and Excalibur Steel, the Tulsa Operations). On December 9, 2003, Stillwater National Bank and Trust conducted a UCC-1 sale of the equipment, inventory and other assets of the Tulsa Operations in Tulsa, Oklahoma via an auctioneer hired by the bank. The net proceeds of this auction, in the approximate amount of $690,000, were delivered directly to Stillwater National Bank to pay for the in costs of the auction of about $60,000, and applied the remaining approximately $630,000 to the outstanding debt of the Excalibur credit facility.

      On December 31, 2003, Excalibur Steel, Excalibur Services, and Excalibur Aerospace each filed a voluntary petition for protection under Chapter 7 of the U.S. Bankruptcy Code in the United States Bankruptcy Court, Southern District of Texas. The three subsidiaries identified an aggregate amount of $6,837,000 in liabilities on its debtor schedules in the bankruptcy proceedings.

Item 6. Resignations of Registrant's Directors.

      Not applicable.

Item 7. Financial Statements and Exhibits.

      Not applicable.

Item 8. Change in Fiscal Year.

      Not applicable.


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Item 9. Regulation FD Disclosure.

      Not applicable.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       EXCALIBUR INDUSTRIES, INC.
                                       (Registrant)

Date: January 13, 2004                 By: /s/ Matthew C. Flemming
                                          --------------------------------------
                                          Matthew C. Flemming, Chief Financial
                                          Officer,  Treasurer, Secretary and
                                          Executive Vice President


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